UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2020

NETSTREIT Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway Suite 1600 Dallas, Texas	75206
(Address of Principal Executive Offices)	(Zip Code)

972-200-7100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.Material Modification to Rights of Security Holders.

The information in Item 5.03 below under the heading “Redemption of Series A Preferred Stock” is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2020, NETSTREIT Corp. (the “Company”) closed the initial public offering of its common stock, $0.01 par value per share (the “IPO”). In connection with the closing of the IPO, Murtaza Ali and David Busker resigned from the Board of Directors of the Company (the “Board”) and the Board elected Michael Christodolou and Heidi Everett to serve as directors and fill the vacancies on the Board created by such resignations. Mr. Christodolou and Ms. Everett will serve for a term ending at the 2021 annual meeting of stockholders of the Company and until their successors are duly elected and qualify. Mr. Christodolou will serve on the Audit and the Investment Committees of the Board. Ms. Everett will serve on the Compensation and Nominating and Corporate Governance Committees of the Board.

In connection with the election of Mr. Christodolou and Ms. Everett, the Board approved the payment to each of Mr. Christodolou and Ms. Everett of the quarterly non-employee director cash retainer of $9,171, which represents the pro rata portion of the $18,750 installment of the annual non-employee director cash retainer payable for the third quarter of 2020. The Board also approved a pro-rata grant to each of Mr. Christodolou and Ms. Everett of restricted stock units of the Company having an aggregate grant date fair value of approximately $28,125, which equals 37.5% of the annual 2020 restricted stock unit award for non-employee directors under the NETSTREIT Corp. 2019 Omnibus Incentive Compensation Plan.

There are no arrangements or understandings between Mr. Christodolou or Ms. Everett and any other persons pursuant to which he or she was elected as a director of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Christodolou or Ms. Everett and the Company that would be required to be reported.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Redemption of Series A Preferred Stock

On August 18, 2020, the Company used a portion of the proceeds of the IPO to redeem (the “Redemption”) all of its outstanding shares of 12.0% Series A Cumulative Non-Voting Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). In connection with the Redemption, the Company filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”), which became effective on August 19, 2020, reclassifying all 125 authorized shares of Series A Preferred Stock as shares of the Company’s preferred stock without designation.

The foregoing description of the Articles Supplementary is only a summary and is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Amended and Restated Bylaws

On August 17, 2020, in connection with the closing of the IPO, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”) became effective. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to clarify that the exclusive forum provisions are not applicable to claims brought under the Securities Exchange Act of 1934.

The foregoing description of the amendments made in the Amended and Restated Bylaws is only a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Articles Supplementary of NETSTREIT Corp.
3.2	Amended and Restated Bylaws of NETSTREIT Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT CORP.

By:	/s/Andrew Blocher
Name:	Andrew Blocher
Title:	Chief Financial Officer, Treasurer and Secretary

Date: August 21, 2020